UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 7, 2019

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	REPR	OTCQX

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)  Election of Directors

On May 7, 2019, R. John Fletcher was appointed to the Board of Directors (the “Board”) of Repro Med Systems, Inc. (the “Company”), filling a vacancy on the board resulting from the death of Arthur J. Radin.

Mr. Fletcher brings more than 35 years of healthcare and medical device experience to RMS Medical. He currently serves as CEO and Managing Director of Fletcher Spaght Inc., a strategy consulting and venture capital firm which he founded in 1983. Prior to founding Fletcher Spaght, he was Senior Manager at The Boston Consulting Group, advising a broad range of companies in healthcare and high technology industries.

Mr. Fletcher joined the Board of Directors of publicly-traded medical device company Spectranetics Corporation in 2002 and served as Chairman of the Board from 2010-2017. Mr. Fletcher was named 2018 Director of the Year by The National Association of Corporate Directors (NACD) for his work at Spectranetics.

Mr. Fletcher currently serves on the Board of Directors of Axcelis Corporation, MRI Interventions and is Chairman of Metabolon. He is Chairman Emeritus of the Corporate Collaboration Council at the Thayer School of Engineering/Tuck School of Business at Dartmouth College and serves on the Board of Advisors of Beth Israel Deaconess Medical Center and the Whitehead Institute at MIT. Mr. Fletcher received his MBA from Southern Illinois University and a BBA in Marketing from George Washington University. He was an Instructor for courses in international business and a Ph.D. Candidate at the Wharton School of the University of Pennsylvania. Mr. Fletcher served as a Captain and jet pilot in the United States Air Force.

Mr. Fletcher has been appointed as a member of the Board’s Audit Committee. There are no family relationships between Mr. Fletcher and any director or other executive officer of the Company nor are there any transactions between Mr. Fletcher or any member of his immediate family and the Company that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Fletcher and any other persons or entities pursuant to which Mr. Fletcher was appointed as a director of the Company.

Upon his appointment to the Board, Mr. Fletcher became entitled to a pro-rated portion of the Company’s non-employee director compensation. As such, Mr. Fletcher is entitled to receive a prorated portion of the annual director retainer of $50,000 paid half in cash and half in shares of the Company’s common stock. Mr. Fletcher will also be entitled to receive reimbursement of his reasonable travel expenses incurred in connection with his attendance at Board and committee meetings.

ITEM 8.01 OTHER EVENTS.

Appointment of Chairman of Audit Committee

On May 7, 2019, the Board appointed David W. Anderson, a current Company director, as Chairman of the Audit Committee.

On May 8, 2019, the Company issued a press release announcing the events set forth in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: May 8, 2019	By:	/s/ Donald B. Pettigrew
Donald B. Pettigrew President and Chief Executive Officer